                                                                     EXHIBIT 4.5

                               THIRD AMENDMENT TO
                AMENDED TO RESTATED LOAN AND SECURITY AGREEMENT

         THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Amendment") dated as of April 14, 2000, is between FIRST HORIZON PHARMACEUTICAL CORPORATION, formerly known as Horizon Pharmaceutical Corporation (the "Borrower") and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Bank").

                                   RECITALS:

         WHEREAS, the Borrower and the Bank have previously entered into that certain Amended and Restated Loan and Security Agreement, dated December 22, 1998, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of May 10, 1999, and as amended by that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of January 6, 2000 (the "Agreement"); and

         WHEREAS, the Borrower requests, and the Bank is agreeable to provide a new Bridge Loan in the amount of $13,000,000, to extend the maturity date of the Revolving Loan, and to make such additional modifications as set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, it is agreed by the parties hereto as follows:

                  RECITALS. The Recitals set forth above are hereby incorporated herein and made a part hereof.

                  DEFINITIONS. All capitalized terms used herein without definition shall have the respective meanings set forth in the Agreement.

                  AMENDMENTS TO THE AGREEMENT.

                           Fixed Charge Coverage Ratio.  The definition of
Fixed Charge Coverage Ratio set forth in Section 1.1 of the Agreement is hereby amended as restated in its entirety as follows:

                           " 'Fixed Charge Coverage Ratio' shall mean the ratio
                  of EBITDA less unfunded capital expenditures for the period measured to scheduled principal and interest payments for the period measured."

                           Loan.  The definition of Loans set forth in Section
1.1 of the Agreement is hereby amended and restated in its entirety as follows:

                           " 'Loans' shall mean, collectively, all Revolving
                  Loans, Term Loans and the Bridge Loan made by the Bank to the Borrower and all Letters of Credit issued by the Bank for the benefit of Borrower under and pursuant to this Agreement.

                           Revolving Loan Maturity Date.  The definition of
Revolving Loan Maturity Date set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

                           " 'Revolving Loan Maturity Date' shall mean May 2,
                  2001, unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Revolving Note."

                           Term Loan Maturity Date.  The definition of Term
Loan Maturity Date set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

                           " 'Term Loan Maturity Date' shall mean May 2, 2001,
                  unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Term Note."

                           The following definitions are hereby added to
Section 1.1 of the Agreement:

                           "Bridge Interest Rate" shall mean the Borrower's
                  option of (i) the Prime Rate per annum, or (ii) LIBOR plus 150 basis points, except that if the Bridge Loan is not repaid in full within six months from the date hereof, the LIBOR interest rate will increase by an additional 50 basis points.

                           "Bridge Loan" shall mean the Loan made by Bank to
                  the Borrower in the form of a Bridge Loan under and pursuant to this Agreement, as set for in Section 2.6 of this Agreement.

                           "Bridge Loan Commitment" shall mean Thirteen Million
                  and 00/100 Dollars ($13,000,000.00).

                           "Bridge Loan Maturity Date" shall mean the earlier
                  of a Public Offering or one year from the date hereof.

                           "Bridge Note" shall mean the note, the form of which
                  is attached hereto as Exhibit C.

                           "Public Offering" shall mean any offering of debt
                  issued by or securities of the Borrower offered pursuant to registration thereof under the Securities Act of 1993 and the Securities Exchange Act of 1934.

                           Bridge Loan. The following is hereby added to the
Agreement:

                  2.6      Bridge Loan.

                  1) Bridge Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Loan Documents, the Bank agrees to make a Bridge Loan in the amount of the Bridge Loan Commitment. Up to $9,500,000 of the proceeds of the Bridge Loan shall be used solely by Borrower to purchase rights to and know how to manufacture the drug "Ponstel" from Warner-Lambert and Parke Davis & Company and up to $3,500,000 of the proceeds of the Bridge Loan shall be used solely by Borrower to purchase rights to and know how to manufacture the drug "Cognex" from Warner-Lambert and Parke Davis & Company. The Bridge Loan may be prepaid in whole or in part at any time without penalty, but shall be due in full on the Bridge Loan Maturity Date, unless the credit extended under the Bridge Loan is otherwise terminated or extended as provided in this Agreement.

                  2) Term Loan Interest and Payments. Except as otherwise provided in this Section 2.2(b), the principal amount of the Bridge Loan outstanding from time to time shall bear interest at the Bridge Interest Rate. Accrued and unpaid interest on that portion of the unpaid principal balance of the Bridge Loan outstanding from time to time which is a Prime Loan, shall be due and payable monthly, in arrears, commencing May 1, 2000 and continuing on the first day of each calendar month thereafter, and on the Bridge Loan Maturity Date. Accrued and unpaid interest on that portion of the unpaid principal balance of the Bridge Loan outstanding from time to time which is a LIBOR Loan shall be payable on
                  (i) first day of each calendar month, (ii) on the date of any principal repayment of a LIBOR Loan, and (iii) on the Bridge Loan Maturity Date. Any amount of principal or interest on the Bridge Loan which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.

                  3) Mandatory Prepayment. If the Borrower completes a Public Offering, all of the proceeds, after deducting therefrom the expenses of the Public Offering, shall be used by Borrower to immediately prepay the Bridge Loan. If the Borrower does not complete a Public Offering within six months from the date hereof, or if the Public Offering is not sufficient to repay the Bridge Loan, Borrower shall commence making monthly principal payments of $150,000 on October 30, 2000 and continuing on the last day of each month thereafter through the Term Maturity Date.

                  4) Voluntary Prepayments. If the Borrower makes any voluntary principal prepayment to Bank (except for principal payments which may be required to be paid under the Revolving
                  Loan), such principal payments shall be applied first to principal due on the Bridge Note. Thereafter, any voluntary prepayments may be applied in such order as Borrower directs.

                               Net Worth plus Subordinated Debt. Section 10.1
                  of the Agreement is hereby amended to delete the reference to the amount of "Three Million Three Hundred Thousand Dollars ($3,300,000.00) and to insert a reference to the amount of "Three Million Three Hundred Thousand Dollars ($3,300,000.00), plus 75% of net income earned in each fiscal year subsequent to the fiscal year ending December 31, 1999".

                               Leverage. Section 10.2 of the Agreement is hereby
                  amended and restated as follows:

                  Until the net proceeds of a Public Offering are delivered to Bank, as of the end of each of its fiscal quarters, the Borrower shall maintain a ratio of Liabilities to Net Worth plus Subordinated Debt according to the following schedule:

                           Quarter Ended               Maximum Leverage
                           -------------               ----------------
                           March 31, 2000                 3:50:1:00
                           June 30, 2000                  7.00:1.00
                           September 30, 2000             6.50:1.00
                           December 31, 2000              5.50:1.00

                  Immediately after the proceeds of a Public Offering are delivered to Bank, the Borrower shall maintain a ratio of Liabilities to Net Worth of not greater than 2.25 to 1.00.

                               EBITDA. Section 10.3 of the Agreement is amended
                  and restated as follows:

                           As of the end of its fiscal quarters, the Borrower
                  shall maintain a minimum EBITDA according to the following schedule:

                           Quarter Ended                       Minimum EBITDA
                           -------------                       --------------
                           March 31, 2000                        $  100,000
                           June 30, 2000                         $  800,000
                           September 30, 2000                    $2,000,000
                           December 31, 2000 and thereafter      $3,800,000

                               Fixed Charge Coverage Ratio.  Section 10.4 of
                  the Agreement is amended and restated as follows:

                           As of the end of each of its fiscal quarters for the
                  trailing twelve month period then ending, the Borrower shall maintain a Fixed Charge Coverage Ratio according to the following schedule:

                           Quarter Ended                          Minimum Ratio
                           -------------                          -------------
                           March 31, 2000                            .75:1:00
                           June 30, 2000                             .75:1.00


                           September 30, 2000                        .90:1.00
                           December 31, 2000 and thereafter         1.25:1.00

                               The following is hereby added as Section 11.13 of
                  the Agreement:

                               11.13 Breach of Security Agreement.a default under the terms of that certain Security Agreement of even date herewith between ____________, as Trustee ("Pledgor") and the Bank wherein "Pledgor" grants a security interest to Bank in that certain Investment Account Number 2638254 at Northern Trust Company, which default is not cured within five (5) days after written notice thereof from the Bank to Pledgor.

                  WARRANTIES. To induce the Bank to enter into this Amendment, the Borrower warrants that:

                               Authorization. The Borrower is duly authorized to
                  execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform its obligations under the Agreement, as amended hereby.

                               No Conflicts. The execution and delivery of this
                  Amendment and the performance by the Borrower of its obligations under the Agreement, as amended hereby, do not and will not conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower.

                               Validity and Binding Effect. The Agreement, as
                  amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                               No Default. As of the closing date hereof, no
                  Event of Default under Section 11 of the Agreement, as amended by this Amendment, or event or condition which, with the giving of notice or the passage of time, shall constitute an Event of Default, has occurred or is continuing.

                               Warranties. As of the closing date hereof, the
                  representations and warranties in Section 7 of the Agreement are true and correct as though made on such date, except for such changes as are specifically permitted under the Agreement.

                  CONDITIONS PRECEDENT TO INITIAL $9,500,000 ADVANCE UNDER THE BRIDGE NOTE. This Amendment shall become effective as of the date above first written and the Bank shall advance to Borrower the amount of $9,500,000 under the Bridge Note after receipt by the Bank of the following:

         5)       a fully executed Amendment;

         6) an executed Revolving Note of the Borrower payable to the Bank in the form attached hereto as Exhibit A;

         7) an executed Term Note of the Borrower payable to the Bank in the form attached hereto as Exhibit B;

         8) an executed Bridge Note of the Borrower payable to the Bank in the form attached hereto as Exhibit C;

         9) Secretary's certificate relating to corporate resolutions authorizing the Amendment and the $13,000,000 Bridge Note;

         10) a Security Agreement in the form attached hereto as Exhibit D executed by Pledgor, pledging her interest in an investment account at Northern Trust Company to secure the Bridge Loan;

         11) a Custodial Account Control Agreement among Editha Kapoor, Northern Trust Company and LaSalle Bank National Association;

         12) an opinion of counsel for Pledgor in form and substance satisfactory to Bank;

         13) an executed copy of the Purchase Agreement wherein Borrower agrees to purchase "Ponstel";

         14) a consent from Warner Lambert to the transfer of Ponstel as contemplated by this Amendment and Intellectual Property Security Agreement;

         15)      a copy of the Bill of Sale from Warner Lambert;

         16) a copy of the Warner Lambert Assignment letters to the Food and Drug Administration;

         17)      an Intellectual Property Security Agreement for Ponstel;

         18) a UCC-1 Financing Statement relating to the Intellectual Property Security Agreement for "Ponstel";

         19) a commitment fee in the amount of Nineteen Thousand Five Hundred Dollars ($19,500.00);

         20) A UCC-3 financing statement reflecting the name change of Borrower; and

         21)      such other documents that the Bank may reasonably require.

         CONDITIONS PRECEDENT TO USE OF THE REMAINING $3,500,000 AVAILABLE UNDER THE BRIDGE NOTE. The Bank shall advance the remaining $3,500,000 available under the Bridge Note after receipt by the Bank of the following:

         22) a written request to the Bank specifying the basis upon which the $3,500,000 payment is due to Warner-Lambert Company under the terms of Section 2.1(a)(ii) of the Purchase Agreement referred to in section 5(i) above;

                  If the reason for funding is that Borrower is purchasing Cognex, then said funds shall be available only upon receipt by the Bank of the following:

         23) evidence satisfactory to Bank that the Federal Trade Commission has approved the sale of Cognex to Borrower;

         24)      an Intellectual Property Security Agreement for Cognex;

         25) a UCC-1 financing statement relating to the Intellectual Property Security Agreement for "Cognex"; and

         26)      a copy of the Bill of Sale from Warner Lambert;

         27) a copy of the Warner Lambert Assignment letters to the Food and Drug Administration;

         28)      such other documents that the Bank may reasonably require.

         GENERAL.

                               Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois.

                               Successors. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and its successors and assigns.

                               Confirmation of Agreement. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.


                  (REMAINDER OF PAGE LEFT INTENTIONALLY BLANK)

                           IN WITNESS WHEREOF, the parties hereto have executed
                  this Amendment as of the date first above written.

                                            First Horizon Pharmaceutical
                                            Corporation

                                            By:
                                               --------------------------------
                                            Print Name:
                                                       ------------------------
                                            Title:
                                                  -----------------------------


                                            LaSalle Bank National Association



                                            By:
                                               --------------------------------
                                            Print Name:
                                                       ------------------------
                                            Title:
                                                  -----------------------------